Exhibit 10.8

PURSUANT TO ITEM 601(B)(10) OF REGULATION S-K, CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED AND, WHERE APPLICABLE, HAVE BEEN BRACKETED. SUCH REDACTIONS ARE IMMATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

TRI-PARTY AGREEMENT

This Tri-Party Agreement (this “Agreement”) is made by and among Crown Bioscience (Taichang), Inc. (中美冠科生物技术（太仓）有限公司), a PRC limited liability company (“Licensor”), CB Therapeutics Inc., a Cayman company (“Licensee”), and Genor Biopharma Co., Ltd. (嘉和生物药业有限公司), a PRC limited liability company (“Genor”) (each of Licensor, Licensee, and Genor, a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, Licensor has granted and been granted certain license rights pursuant to a humanized anti-PD-1 mAb product and patent exclusive license agreement dated [                                  ] by and between Genor and Licensor (the “Primary License Agreement”; a copy of which is attached hereto as Exhibit A); and

WHEREAS, Licensor has granted and been granted certain license rights pursuant to a humanized anti-PD-1 mAb product and patent exclusive license agreement dated [                                  ] by and between Licensor and Licensee (the “Contribution Agreement between Licensor and Licensee”; a copy of which is attached hereto as Exhibit B); and

WHEREAS, pursuant to a data sublicense agreement dated July 28, 2016 by and between Licensor and Licensee (the “Sublicense Agreement”; a copy of which is attached hereto as Exhibit C), Licensee has been granted an exclusive sublicense under Licensor’s Data Rights provided for by and subject to the Primary License Agreement.

NOW, THEREFORE, for good and valuable consideration and in consideration of the mutual covenants and agreements set forth herein, the Parties agree as follow:

AGREEMENT

1. Confirmation of Existence & Purpose of the Previous Agreements

Each Party acknowledges the existence of the Primary License Agreement and acknowledges and consents that the purpose of the Primary License Agreement is to grant Genor an exclusive license in the Genor Licensed Territory of the Licensed Product under Licensor ownership.

Each Party acknowledges the existence of the License Agreement between Licensor and Licensee and acknowledges and consents that the purpose of the Agreement between Licensor and Licensee is to grant Licensee an exclusive license in the Licensee Licensed Territory of the Licensed Product under Licensor ownership, and to transfer to Licensee certain Licensor’s rights and liabilities with regards to Genor, provided for by and subject to the Primary License Agreement.

Each Party acknowledges the existence of the Sublicense Agreement and acknowledges and consents that the purpose of the Sublicense Agreement is to grant Licensee an exclusive sublicense under Licensor’s Data Rights provided for by and subject to the Primary License Agreement. For avoidance of doubt, such Licensor’s Data Rights does NOT include, and the Sublicense Agreement does NOT grant to Sublicensee any rights to receive any milestone fess, royalties, or any other payment receivable to Licensor and payable by Genor under the Primary License Agreement; and Genor remains liable to pay Licensor any milestone fees, royalties, or any other payment as set in the Primary License Agreement.

2. Development and Commercialization of the Licensed Product in the Sublicensed Territory

For the purposes of development and Commercialization of the Licensed Product in the Sublicensed Territory, and subject to the rights of getting sales royalty and certain percentage of license fees in Licensee Licensed Territory according to the Primary License Agreement, Genor hereby agrees and covenants to (i) provide data, knowhow, cell banks and other Data Rights directly to Licensee and its affiliates or sublicensees that Licensee may reasonably request; and (ii) collaborate with Licensee and its affiliates or sublicensees in good faith in developing the Licensed Product, according to the Primary License Agreement as Genor is obliged to the Licensor. To avoid any doubt, the obligations of Genor relating to the development and Commercialization of the Licensed Product in the Sublicensed Territory herein shall not go beyond the scope of its relevant obligations to the Licensor under the Primary License Agreement, except what are additionally and explicitly agreed upon by the Parties in this Agreement.

Licensor and Licensee hereby agree and covenant to abide by and fulfil their obligations, according to the Primary License Agreement as the Licensor is obliged to Genor, and according to the License Agreement between Licensee and Licensor as the Licensee is obliged to Licensor and in turn obliged to Genor, including but not limited to paying or causing their licensees/sublicensees to pay sales royalty and certain percentage of license fees in Licensee Licensed Territory.

3. License Grant

Genor hereby grants to Licensee, effective upon any early termination of the Primary License Agreement, the same right, title and interest as it has granted to Licensor under the terminated Primary License Agreement except that such early termination is due to the breach of contract by the Licensor. Such grant shall automatically expire upon the termination of sales of the Licensed Product.

4. Production and Supply

Genor and Licensee hereby agree that under contract manufacturing (CMO) mode, Licensee or its affiliates or sublicensees shall procure and Genor shall supply clinical trial materials and/or commercial product the Licensed Product for development and commercialization in the Sublicensed Territory. Specific CMO agreements and/or orders shall be signed between Genor and Licensee or its affiliates or sublicensees each time such procurement and supply is needed. Genor shall make its best efforts to fulfil Licensee or its affiliates or sublicensees’s such demands, while Licensee or its affiliates or sublicensees shall notify Genor beforehand allowing enough time for production planning and execution.

5. Collaboration of the Licensed Product between Genor and Licensee for Combination Therapy

Genor and Licensee hereby agree to collaborate on the clinical (and as necessary preclinical) development of the Licensed Product per the original Primary License Agreement between Genor and Licensor as a combination therapy with other molecules:

5.1 With assets from the Licensee’s portfolio of compounds in the China Territory, including but not limited to [                                                                     ]. The sharing of the development costs for will be a part of a separate agreement between Genor and Licensee for each of the specific combination.

5.2 With assets from Genor’s portfolio of compounds in the Sublicensed Territory. The sharing of the development costs for will be a part of a separate agreement between Genor and Licensee for each of the specific combination.

5.3 With 3rd party’s assets. Each of the two Parties shall have the full rights to make its own decision on whether and how to collaborate with 3rd party’s molecules for the purpose of commercialization of a combination therapy in its own respective territory. However, the two Parties shall negotiate in good faith and collaborate with each other to support each other’s such development efforts.

6. Representations and Warranties

Each Party represents and warrants to the other Parties that it has been duly authorized to execute and deliver this Agreement to the other Parties and the execution and delivery of this Agreement by such Party constitute a valid and binding obligation on such Party, enforceable against such Party in accordance with its terms, except where such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally.

7. Duration and Termination

7.1 Term. This Agreement commences on the date hereof and, unless earlier terminated as provided in this Section 5, will continue in full force and effect until terminated by mutual written consent of Genor and Licensee.

7.2 Termination for Convenience. Licensee may terminate this Agreement for convenience upon [                                  ] written notice to Licensor and Genor. Under such circumstance, Genor shall be compensated for all documented losses incurred by Licensee.

7.3 Effect of Termination. Termination or expiration of this Agreement will not relieve the Parties of obligations accruing prior to such termination or expiration, including obligations to pay amounts accruing under Section 4.2 of the Sublicense Agreement up to the date of termination of expiration. After the date of termination or expiration, Licensee (or any of its affiliates or sublicensees, as applicable) may (a) sell the Licensed Products then in its stock, and (b) complete the production of the Licensed Products then in the process of production and sell the same.

8. Infringement

8.1 Notification; Cooperation. All Parties agree to notify each other of any possible or actual infringement of any Data Rights relating to the Licensed Product (“Infringement”) of which it becomes aware. Licensor and Genor each agrees to use their respective best efforts to enforce the Data Rights with respect to any such Infringement. Licensee agrees to cooperate fully with Licensor and Genor in any action controlled by Licensor and/or Genor to enforce the Data Rights with respect to such Infringement.

8.2 Declaratory Judgment. If a declaratory judgment action is brought naming Licensee as a defendant and alleging invalidity or unenforceability of any Data Rights, Licensee will promptly notify Licensor and Genor in writing and the Parties will discuss in good faith the defense of the invalidity or unenforceability aspect of the action. The Parties will each bear its own expense in such discussion and defense.

9. General Provisions

9.1 Governing Law and disputes resolution. This Agreement will be governed by, and construed and interpreted in accordance with, the laws of Hong Kong (without giving effect to the laws, rules, or principles thereof regarding conflict of laws); provided, however, that all questions with respect to validity of any patent will be determined in accordance with the laws of the respective country or region in which such patent will have been granted or filed, as applicable. Each Party hereby irrevocably submits itself to and consents to the exclusive jurisdiction of Hong Kong International Arbitration Centre (“HKIAC”) for the purposes of any claim, arbitration or proceeding in connection with any controversy, claim or dispute arising out of or relating to this Agreement. The arbitration award is final and binding both Parties.

9.2 Equitable Relief. Each Party acknowledges that its breach of this Agreement may cause irreparable injury to the other Party for which monetary damages may not be an adequate remedy. Therefore, each Party shall be entitled to seek injunction, specific performance, and other appropriate equitable relief to prevent or curtail any actual or threatened breach of the obligations by the other Party. The rights and remedies provided to each Party in this Section 7.2 are cumulative and in addition to any other rights and remedies available to such Party at law or in equity.

9.3 Relationship of Parties. Nothing contained in this Agreement will be deemed or construed as creating a joint venture, partnership, agency, employment or fiduciary relationship among the Parties. No Party nor their respective agents have any authority of any kind to bind the other Parties in any respect whatsoever, and the relationship among the Parties is, and at all times will continue to be, that of independent contractors.

9.4 Assignment and Successors. This Agreement may not be assigned by any Party without the prior written consent of the other Parties, which will not be unreasonably withheld, except that Licensee’s bankruptcy trustee may assume this Agreement in bankruptcy of Licensee and each Party may assign this Agreement to a successor in connection with any merger, consolidation, reorganization or sale of all or substantially all of its assets or that portion of its business to which this Agreement relates; provided, however, that any permitted assignee agrees in writing in a manner reasonably satisfactory to all Parties to be bound by the terms of this Agreement. Any assignment purported or attempted to be made in violation of the terms of this Section will be null and void and of no legal effect.

9.5 Further Assurances. Each Party agrees to take or cause to be taken such further actions, and to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such consents, as may be reasonably required or requested in order to effectuate fully the purposes, terms and conditions of this Agreement. If a Party is unable, after making reasonable inquiry, to secure the signature of the other Party on the foregoing documents or instruments or obtain from the other Party the foregoing consents, then such other Party hereby irrevocably designates and appoints the inquiring Party and its duly authorized officers and agents as the other Party’s agent and attorney-in-fact solely for the purpose of acting for and in its behalf and stead to execute and file any such documents or instruments and to do all other lawfully permitted acts in furtherance of the foregoing.

9.6 Amendment. This Agreement may be amended, modified, superseded or canceled, and any of the terms may be waived, only by a written instrument executed by each Party then to this Agreement or, in the case of waiver, by the Party waiving compliance. The delay or failure of any Party at any time or times to require performance of any provisions hereof will in no manner affect the rights at a later time to enforce the same.

9.7 Waiver. A waiver, express or implied, by any Party hereto, of any right under this Agreement, of any failure to perform, or of the breach hereof, by any other Party hereto, will not constitute or be deemed to be a waiver of any other right hereunder or of any other failure to perform or breach hereof by such other Party, whether of a similar or dissimilar nature thereto.

9.8 Capitalized Terms and Headings. Except as otherwise expressly set forth herein, capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Sublicense Agreement, in each case as applicable to Licensor as a licensee under the Primary License Agreement. Headings are inserted for convenience only and will not affect the construction of this Agreement.

9.9 Interpretation. Each Party hereto acknowledges and agrees that: (a) it and/or its counsel reviewed and negotiated the terms and provisions of this Agreement and has contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party will not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement will be construed fairly as to all Parties hereto and not in favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement. (d) In case of any differences between the content of this Agreement and the Sublicense Agreement, this Agreement shall prevail.

9.10 Severability. If any provision of this Agreement is unenforceable or invalid under any applicable law or is so held by applicable court decision, such unenforceability or invalidity will not render this Agreement unenforceable or invalid as a whole, and, in such event, such provision will be changed and interpreted so as to best accomplish the objectives of the Parties within the limits of applicable law or applicable court decision.

9.11 Entire Agreement. This Agreement constitutes the entire understanding and only agreement between the Parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous negotiations, representations, agreements, and understandings, written or oral, that the Parties may have reached with respect to the subject matter hereof.

9.12 Counterparts. This Agreement may be signed in any number of counterparts, each of which will be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first writtenbelow.

Crown Bioscience (Taichang), Inc.	CB Therapeutics Inc.

By:	By:	/s/ Sanjeev Redkar

Name:	Name:	Sanjeev Redkar
Title:	Title:

Date:	Date:

Company chop:

Genor Biopharma Co., Ltd.

By:

Name:
Title:

Date:

Company chop:

Crown Bioscience (Taichang), Inc. (中美冠科生物技术（太仓）有限公司)

By: [signature]
Name: YANG ZH[illegible]
Title: COO
Date: 5/11/201[illegible]
Company chop:

CB Therapeutics Inc.

Genor Biopharma Co., Ltd. (嘉和生物药业有限公司)

By: [signature]
Name: JOE Zhou
Title: CEO
Date:
Company chop:

sf-3689156

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date below. Crown Bioscience (Taichang), Inc. ( CB Therapeutics Inc.By: Name: Title Date: Company chop: By: Name: Sanjeev Redkar Title: President & CEO Date: May 10, 2018 Genor Biopharma Co., Ltd. By: Name: Title: Date: Company chop: